UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 26, 2011

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously reported on a current report on Form 8-K filed on February 14, 2011, Mitchell D. Mroz retired from, and did not stand for reelection to, Cepheid’s Board of Directors. Mr. Mroz’s term as a Class III director ended on April 26, 2011. There were no disagreements between Mr. Mroz and Cepheid.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Cepheid held its Annual Meeting of Shareholders on April 26, 2011 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated:

(1) Holders of Cepheid’s common stock voted to elect three directors, each to serve until his successor has been elected and qualified or until his earlier resignation or removal as follows:

Name	For	Withheld	Non-Votes
Robert J. Easton	47,367,116	509,012	10,521,555
Hollings C. Renton	46,816,786	1,059,342	10,521,555
Glenn D. Steele, Jr.	47,468,011	408,117	10,521,555

(2) Holders of Cepheid’s common stock voted to ratify the appointment of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2011:

Shares Voted in Favor:	57,744,037
Shares Voted Against:	627,392
Shares Abstaining:	26,254
Broker Non-Votes:	0

(3) Holders of Cepheid’s common stock voted to approve the non-binding advisory resolution on compensation paid to Cepheid’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation discussion and analysis, compensation tables and narrative discussion:

Shares Voted in Favor:	46,878,072
Shares Voted Against:	428,053
Shares Abstaining:	570,003
Broker Non-Votes:	10,521,555

(4) Holders of Cepheid’s common stock voted to approve the non-binding advisory resolution that every year will be the preferred frequency with which Cepheid holds a non-binding advisory shareholder vote regarding the compensation of Cepheid’s named executive officers:

Shares Voted for One Year:	32,012,292
Shares Voted for Two Years:	12,053,390
Shares Voted for Three Years:	3,250,915
Shares Abstaining:	559,531
Broker Non-Votes:	10,521,555

(d) Following the vote of holders of Cepheid’s common stock to approve the non-binding advisory resolution that every year is the preferred frequency with which Cepheid holds a non-binding advisory shareholder vote regarding its executive compensation, Cepheid will include a non-binding advisory shareholder vote on its executive compensation every year until the next vote on the frequency of shareholder votes on the compensation of executives.

Item 8.01.	Other Events.

On April 26, 2011, as a result of the retirement of Mitchell D. Mroz and the approval of Dr. Glenn D. Steele as a new director, Cepheid’s Board of Directors appointed the following individuals to serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee, effective immediately, to serve until his or her successor is duly appointed, or such individual ceases to be a member of such committee or by death, resignation or removal:

Audit Committee:	Christina H. Kepner (Chair)
Thomas D. Brown
Dean O. Morton

Compensation Committee:	Dean O. Morton (Chair)
Robert J. Easton
Hollings C. Renton

Nominating and Governance Committee:	Thomas D. Brown (Chair)
Cristina H. Kepner
Glenn D. Steele, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: April 28, 2011	By:	/s/ John L. Bishop
Name: John L. Bishop
Title: Chief Executive Officer and Director